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                                                                    EXHIBIT 23.4


                        INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 5 to Registration Statement No. 333-52673 of Global Vacation Group, Inc. of our report dated May 21, 1997 on the financial statements of Classic Custom Vacations for the year ended December 31, 1996, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



                                                       /s/DELOITTE & TOUCHE LLP

                                                       DELOITTE & TOUCHE LLP
San Jose, California
July 29, 1998